                                                                      Exhibit 11
                          J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
                  ------------------------------------------
              (Amounts in millions except per common share data)


                                                                                          13 Weeks Ended
                                                                  ----------------------------------------------------------------
                                                                           May 1, 1999                        May 2, 1998
                                                                  -----------------------------      -----------------------------
                                                                    Shares            Income           Shares            Income
                                                                  -----------       -----------      -----------       -----------
Basic
-----

Net income                                                                          $       167                        $       174
Dividend on Series B ESOP
     convertible preferred stock
     (after-tax)                                                                             (9)                               (10)
                                                                                    -----------                        -----------
Adjusted net income                                                                         158                                164

Weighted average number of
     shares outstanding                                                 256.2                              252.2
                                                                  -----------       -----------      -----------       -----------
                                                                        256.2       $       158            252.2       $       164
                                                                  ===========       ===========      ===========       ===========

Net income per common share                                                         $      0.62                        $      0.65
                                                                                    ===========                        ===========
Diluted
-------

Net income                                                                          $       167                        $       174
Tax benefit differential on ESOP
     dividend assuming stock is
     fully converted                                                                         --                                 --
Assumed additional contribution
     to ESOP if preferred stock is
     fully converted                                                                         --                                 (1)
                                                                                    -----------                        -----------
Adjusted net income                                                                         167                                173

Weighted average number of
     shares outstanding (basic)                                         256.2                              252.2
Common stock equivalents:
     Stock options and other
     dilutive effect                                                      0.5                                2.6
Convertible preferred stock                                              15.6                               17.2
                                                                  -----------       -----------      -----------       -----------
                                                                        272.3       $       167            272.0       $       173
                                                                  ===========       ===========      ===========       ===========

Net income per common share                                                         $      0.61                        $      0.64
                                                                                    ===========                        ===========